Exhibit 23

Chavez & Koch, CPA's, Ltd.

Henderson, Nevada




May 16, 2002


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of UgoMedia Interactive Corporation on Form S-8, of our report dated March 20, 2002, on our audit of the financial statements of UgoMedia Interactive
Corporation as of and for the year ended December 31, 2001, which report is included in the Annual Report on Form 10-
KSB.

Signed,


/s/Chavez & Koch, CPA's, Ltd.